UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300

La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 15, 2010, Ligand Pharmaceuticals Incorporated (the “Company”) committed to a plan to close the Company’s operations at its Cranbury, New Jersey facility, with an expected completion in the fourth quarter of 2010. The Company estimates the costs related to the closure of this facility will be approximately $10.5 million, the substantial majority of which will require the outlay of cash. The Company expects that approximately $1.2 million of these costs will be charges related principally to employee severance costs and approximately $9.3 million will be lease and contract termination costs. These costs are expected to be incurred in the fourth quarter of 2010. The Company anticipates that this closure will reduce expenses in 2011 by approximately $12.0 million to $14.0 million. The estimates of costs and savings that the Company expects to incur are subject to a number of assumptions, and actual results may differ.

Item 2.06	Material Impairments.

The Company also expects that assets will be impaired relating to its facilities in Cranbury, New Jersey as a result of the plan to close this facility. The Company estimates that it will record a non-cash asset impairment charge of $5.0 million to $6.0 million in the fourth quarter of 2010.

Item 7.01	Regulation FD Disclosure.

On June 15, 2010, the Company issued a press release announcing the approval by the Company’s Board of Directors of a reverse stock split and a share repurchase program. The press release also updated the Company’s financial guidance for 2010 and provided preliminary financial guidance for 2011. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Note: Information in this Current Report on Form 8-K furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 15, 2010, the Company announced that its Board of Directors has approved a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-5 to 1-for-10. The reverse stock split is subject to stockholder approval. The Company will prepare and distribute a proxy statement for a special meeting of stockholders to consider and vote upon a proposal granting the Company’s Board of Directors the authority to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range mentioned above, with the exact ratio to be determined at the discretion of the Company’s Board of Directors. The timetable, location, and other details regarding the special meeting will be communicated to stockholders at a later date. The Company currently expects the reverse stock split to be completed in the third quarter of 2010. As of March 31, 2010, Ligand had 117,579,148 shares of common stock outstanding.

The Company also announced that its Board of Directors has authorized the Company to repurchase up to $10 million of its common stock from time to time in privately negotiated and open market transactions for a period of up to two years, subject to the Company’s evaluation of market conditions, applicable legal requirements and other factors. The Company is not obligated to acquire common stock under this program and the program may be suspended at any time.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 15, 2010	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 15, 2010.